Exhibit 10.3

AMENDMENT NO. 1
TO
REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated February 19, 2009, is made by and among Glowpoint, Inc., a Delaware corporation (the “Company”) and the investors signatory hereto (the “Investors”).

Preliminary Statement

WHEREAS, the parties hereto are parties to that certain Registration Rights Agreement, dated as of November 25, 2008 (the “Registration Rights Agreement”);

WHEREAS, the Company and the Investors desire to amend certain provisions of the Registration Rights Agreement as described herein;

WHEREAS, Section 7(f) of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended on behalf of all parties thereto by the Company and the Holders of two-thirds (2/3) of the Registrable Securities outstanding; and

WHEREAS, the Investors are the Holders of at least two-thirds (2/3) of the Registrable Securities outstanding.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.

Capitalized Terms.  Capitalized terms used, but not defined, herein, shall have the meanings ascribed to such terms in the Registration Rights Agreement.

2.

Amendments to Registration Rights Agreement.

(a)

Filing Date.  The definition of “Filing Date” in Section 1 of the Registration Rights Agreement is hereby deleted in its entirety and the following new definition shall be substituted in lieu thereof:

“

"Filing Date" means, subject to Section 2(b) hereof, a date within ninety (90) days following the Company’s receipt of a request for registration from Holders of at least two-thirds (2/3) of the Registrable Securities outstanding; provided that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.”

3.

Ratification.  Except as expressly amended hereby, all of the terms, provisions and conditions of the Registration Rights Agreement are hereby ratified and confirmed in all respects by each party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

4.

Entire Agreement.  This Amendment and the Registration Rights Agreement, as amended, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect thereto.

5.

Amendments.  No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing by all parties hereto.

6.

Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

7.

Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

8.

Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

GLOWPOINT, INC.

By:
Name:
Title:

INVESTOR:

By:
Name:
Title: